EXHIBIT 10.38

                                 EXHIBIT B to
                  Letter Agreement Dated June 30, 1997, by and among Cliffwood Exploration Company, Cliffwood
                  Production Co., Bechtel Exploration Company and
                  Blue Moon Exploration Company

                           CLIFFWOOD OIL & GAS CORP.
                            SHAREHOLDERS' AGREEMENT


      THIS SHAREHOLDERS' AGREEMENT ("Agreement") is dated as of May 21, 1996 by and among Cliffwood Oil & Gas Corp., a Texas corporation (the "Company"), and each of the persons signatory hereto who are all shareholders of the Company (each a "Shareholder" and together the "Shareholders").

SECTION 1.  DEFINITIONS.  As used in this Agreement:

      (a) "Stock" means all shares of stock of the Company, regardless of differing classes, which may now or hereafter be issued.

      (b) "Disposition" means each transaction, voluntary or involuntary and whether occurring by operation of law or otherwise, which has the purpose and/or effect of making (1) a change in ownership of Stock; or (2) a change in the identity of the holder or owner of legal or beneficial title to any Stock including, without limitation, any transfer or pledge of Stock.

      (c) "Persons" means any individual, legal representative, estate, trust, partnership, limited liability company, corporation, unincorporated association, joint venture, or other entity.

      (d) "Personal Representative" means, with respect to any Person, the conservator, executor, executrix, administrator, administratrix, attorney in fact, trustee, or agent of such Person or such Person's estate.

SECTION 2. GENERAL RESTRICTION ON DISPOSITION OF STOCK. Except with the prior written consent of at least two-thirds of the Shareholders, no Shareholder may make any Disposition, or allow any Disposition to be made, except in compliance with this Agreement. Any attempted Disposition in breach of this Agreement shall be void and of no effect. Notwithstanding the foregoing, Shareholders who are employed by the Company shall be permitted to sell, transfer or otherwise convey Stock to other employees of the Company.

SECTION 3.  RIGHT OF FIRST REFUSAL.

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      (a) Any Shareholder may make a Disposition at any time to the Company or another Shareholder.

      (b) Any Shareholder desiring to make a Disposition to a Person other than the Company or another Shareholder shall first deliver a Sale Notice offering to sell his Stock to the Company and/or the other Shareholders, whereupon the Company and the Shareholders shall have the right and option (but not the obligation) to purchase all the Stock which is referenced in the Sale Notice in accordance with this Section 3.

      (c) The Shareholder shall simultaneously deliver the written Sale Notice to the Company and to each other Shareholder. The Sale Notice shall identify (i) the Shareholder delivering it, (ii) its date, (iii) the relevant number of shares of Stock, (iv) the name or names of, and the proposed purchase price per share to be paid by, any proposed purchaser(s) or transferee(s), and (v) the terms for payment of the proposed purchase price.

      (d) The Company shall have the right and option (but not the obligation), for a period of thirty (30) days following the date of the Sale Notice, to purchase all or any portion of the Stock which is the subject of the Sale Notice.

      (e) The Company may only purchase less than all of the relevant Stock if it receives the written commitment of the Shareholders that they will purchase the balance of such Stock. If the Company does not exercise its option to purchase all of the Stock which is the subject of a Sale Notice for any reason, the Company, within the thirty (30) day period referenced in Section (_), shall notify the selling Shareholder and the other Shareholders in writing of such fact, the Company shall specify the number of shares of the Stock which the Company will not purchase.

      (f) In the event the Company purchases less than all of the Stock which is the subject of the Sale Notice, the other Shareholders shall have the option to purchase all of the shares of the Stock which the Company does not to purchase. If the Company purchases some Stock, but not all, then the other Shareholders shall have the obligation to purchase the balance in accordance with their written commitment described above.

      (g) If more than one of such other Shareholders elects to purchase Stock pursuant to the Sale Notice and they fail to agree among themselves as to the proportions in which they shall purchase such Stock, each such electing Shareholder shall purchase that portion of such Stock which bears the same ratio to all of such Stock as the number of shares of Stock owned by such electing Shareholder (as of the date of the Sale Notice) bears to the aggregate number of shares of Stock then owned by all of such electing Shareholders.

      (h) The Company and other Shareholders shall exercise any option granted hereunder by giving written notice to the selling Shareholder of their intent to purchase such Stock.

      (i) The closing of a purchase and sale of Stock hereunder shall take place, unless otherwise mutually agreed upon between the seller and the purchaser(s), on the ninetieth (90th) day

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after the date of the Sale Notice. The closing shall be at the principal office of the Company, and payment of the purchase price and delivery of all required documents shall occur at the closing. The selling Shareholder shall deliver to the purchasing party or parties (i) the certificate(s) evidencing the Stock being sold, (ii) an executed assignment of such Stock containing general warranties of title, no liens and authority of the assignor to make such assignment, and (iii) an executed stock power, all in proper form for the valid transfer of the purchased Stock on the records of the Company.

      (j) The price per share to be paid upon the purchase of Stock pursuant to this Agreement shall be the amount set forth in the Sale Notice, payable in accordance with the terms described in the Sale Notice.

      (k) No selling Shareholder shall be obligated to consummate a sale after a Sale Notice has been accepted, unless the following conditions have been satisfied by the purchasing parties or waived by the selling Shareholder:

            (1) The Company has fully repaid any loans made by the selling Shareholder to the Company ("Shareholder Loan"); and

            (2) In the event the selling Shareholder is not repaid a Shareholder Loan, the purchasing parties, prior to or contemporaneously with the consummation of such sale, shall indemnify, defend and hold the selling Shareholder harmless from any and all liability or loss with respect to the Shareholder Loan.

SECTION 4. NOTICES. Any Sale Notice or other notice ("notice") required or permitted to be given to any Person, must be given in writing and may be given
(i) by certified or registered U.S. mail, return receipt requested, postage prepaid, or (ii) by delivery in person. A notice deposited in the United States mail in the manner above described shall be effective three (3) days after deposit. Notice given in any other manner shall be deemed delivered and effective only if and when received by the party to be notified. For purposes of notice hereunder, the addresses of the parties shall be those as set out in the corporate records of the Company. Any party to this Agreement shall have the right to change his address for notice by giving at least three (3) days written notice of such change of address to each other party hereto.

SECTION 5. ENDORSEMENT OF STOCK CERTIFICATES. All certificates representing Stock now owned or hereafter acquired by the Shareholders shall be endorsed on the back thereof as follows:

            "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS' AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, AND SAID SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF THAT SHAREHOLDERS' AGREEMENT. A COPY OF THE SHAREHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE

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            COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED
            OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING
            SUCH COPY."

Such certificate shall be endorsed an the front thereof as follows:

                "SEE RESTRICTIONS ON TRANSFER ON REVERSE SIDE."

SECTION 6. SUPERMAJORITY VOTE. The Shareholders acknowledge that the Texas Business Corporation Act currently requires the affirmative vote of holders of at least two-thirds of the outstanding shares of each class with respect to any proposed merger, share exchange,-- or disposition (other than by pledge, deed of trust or trust indenture) of all or substantially all of the property and assets of the Company outside the usual and regular course of business.

SECTION 7.  MISCELLANEOUS.

      (a) This Agreement shall be subject to and governed by the laws of the State of Texas and each of the parties hereto hereby irrevocably attorns to jurisdiction and venue in Harris County, Texas.

      (b) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural.

      (c) This Agreement shall be binding upon and inure to the benefit of the Company and all of the Shareholders, and their respective heirs, devisees, Personal Representative, successors and permitted assigns.

      (d) This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an amendment to this Agreement.

      (e) This Agreement shall terminate automatically upon the bankruptcy, receivership or dissolution of the Company, upon the occurrence of any event which reduces the number of Shareholders to one. This Agreement may also be terminated by an instrument in writing signed by all those Persons who are parties to this Agreement at the time of the signing of such instrument.

      (f) Any Shareholder who sells or otherwise transfers such Shareholder's Stock shall cease to be a party to this Agreement and shall have no further rights hereunder, except as otherwise specified herein.

      (g) Each party hereto acknowledges that a remedy at law far any breach or attempted breach of this Agreement hereof will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief (without the necessity of proof of actual damages) in case of any such breach or attempted breach, and further agrees to waive

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ny requirement for the securing or posting of any band in connection with the obtaining of any such injunctive or other equitable relief.

      (h) This instrument constitutes the entire agreement of the parties hereto with respect to the ownership of the Stock and there are no other agreements, whether oral or written, between the parties hereto with respect to the ownership of such Stock.

      (i) The captions of this Agreement are for convenience only and shall not be considered a part of, nor effect the construction of interpretation of, any provision of this Agreement.

      (j) The various terms, provisions, and covenants herein contained shall be deemed to be separate and severable, and the invalidity or unenforceability of any of them shall in no manner effect or impair the validity or enforceability of the remainder of such terms, provisions, and covenants.

      (k) This Agreement may be executed simultaneously in two or more counterparts, each of which shall in such event be deemed an original but all of which together shall constitute one and the same instrument.

      (l) Time shall be conclusively deemed to be of the essence of this Agreement whenever time limits are imposed herein for the performance of any obligations by any of the parties hereto, or whenever the accrual of any rights to any party depends on the passage of time.

      (m) If any action at law or in equity is necessary to enforce the provisions of this Agreement, the prevailing parties shall be reimbursed by the other party for all reasonable attorney's fees, costs and necessary disbursements incurred by the prevailing party in enforcing this Agreement in addition to any and all other relief to which such prevailing party may be entitled.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and effective as of the dates first above written.


/S/ PAUL KAMENY
    PAUL KAMENY

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